UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2020, The Chefs’ Warehouse, Inc. (the “Company”) entered into a sixth amendment (the “Sixth Amendment”) to its senior secured term loan credit agreement, originally dated as of June 22, 2016 (as amended, restated, supplemented or otherwise modified prior to the date of the Sixth Amendment, the “Existing Credit Agreement”), by and among the Company, Chefs’ Warehouse Parent, LLC, as borrower (“CW Parent”), Dairyland USA Corporation, as borrower (“Dairyland”, and together with CW Parent, the “Borrowers”), certain other subsidiaries of the Company, as guarantors, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent, which, among other things, (i) extended the scheduled maturity date of a portion of the existing term loans under the Existing Credit Agreement from June 22, 2022 to June 22, 2025 (with a springing maturity date of June 22, 2024 if, as of such date, the Company’s 1.875% Convertible Senior Notes due 2024, have not been repaid or refinanced by debt having a maturity date not earlier than six months after June 22, 2025) by establishing a new tranche of term loans (the “Extended Term Loan Tranche,” and the loans thereunder, the “Extended Term Loans”) and converting a portion of the existing term loans into Extended Term Loans and (ii) increased the interest rate margin applicable to the Extended Term Loans by 2.00%. Although the Extended Term Loans initially had an aggregate principal amount of $206,963,095.72, the Borrowers completed a voluntary prepayment in the amount of $35,719,342.25 immediately after the establishment of the Extended Term Loan Tranche such that the aggregate principal amount of the Extended Term Loans is $171,243,753.47 after giving effect to such prepayment. All term loans under the Existing Credit Agreement that were not converted into Extended Term Loans in connection with the Sixth Amendment constitute a separate tranche (the loans thereunder, the “2016 Term Loans”) and retain the same maturity date and interest rate margin applicable to the term loans under the Existing Credit Agreement. Immediately after the effectiveness of the Sixth Amendment, the 2016 Term Loans consist of an aggregate principal amount of $31,165,852.60. In connection with the Sixth Amendment, the Borrowers paid a 50 basis point fee, equal to $856,218.77, to the consenting lenders to the Extended Term Loan Tranche.

The Company has customary corporate and commercial banking relationships with the lenders, administrative agent and collateral agent and their affiliates.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement, dated June 8, 2020, by and among Dairyland USA Corporation and Chefs’ Warehouse Parent, LLC, as borrowers, The Chefs’ Warehouse, Inc., certain other subsidiaries, as guarantors, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:   June 8, 2020